UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 16, 2019

PLUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4200 Marathon Blvd., Suite 200, Austin, Texas 78756

(Address of principal executive offices, with zip code)

(737) 255-7194

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	PSTV	The Nasdaq Capital Market
Series S Warrant	PSTVZ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 16, 2019, Plus Therapeutics, Inc. (the “Company”) received written notice from the Listing Qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company no longer meets the requirements for continued listing under Nasdaq Listing Rule 5550(a)(4) due to the Company’s failure to meet the minimum 500,000 publicly held shares requirement for continued listing. With respect to the August 16, 2019 notice, the Company has until September 26, 2019 to provide Nasdaq with a specific plan to achieve and sustain compliance with all listing requirements, including the time frame for completion of such plan. The Company expects to regain compliance with the 500,000 publicly held shares requirement in the near term as a result of issuances of common stock pursuant to conversions of the Company’s Series C Preferred Stock, exercises of the Company’s outstanding warrants and sales under the Company’s Purchase Agreement with Lincoln Park Capital Fund, LLC.

In addition, on August 19, 2019, the Company received written notice from Nasdaq indicating that, based on the Company’s stockholders’ deficit of $6.3 million as of June 30, 2019, as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, it is no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1), which requires listed companies to maintain stockholders’ equity of at least $2.5 million. In addition, as of August 20, 2019, the Company does not meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations. With respect to the August 19, 2019 notice, the Company has until October 3, 2019 to provide Nasdaq with a specific plan to achieve and sustain compliance with all listing requirements, including the time frame for completion of such plan.

The notices described above have no immediate effect on the listing of the Company’s securities on the Nasdaq Capital Market. With respect to the August 19, 2019 notice, if the Company’s plan to regain compliance is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of the letter for the Company to evidence compliance.

The Company is presently evaluating various courses of action to regain compliance and intends to timely submit a plan to Nasdaq to regain compliance with the Nasdaq Listing Rules. However, there can be no assurance that the Company’s plan will be accepted or that if it is, the Company will be able to regain compliance and maintain its listing on the Nasdaq Capital Market. If the Company’s plan to regain compliance is not accepted or if Nasdaq does not grant an extension and the Company does not regain compliance within the requisite time period, or if the Company fails to satisfy another Nasdaq requirement for continued listing, Nasdaq could provide notice that the Company’s securities will become subject to delisting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUS THERAPEUTICS, INC.

Date: August 21, 2019	By: /s/ Marc H. Hedrick, M.D.
Marc H. Hedrick, M.D.
President and Chief Executive Officer